Exhibit 99.2

Stephen Merkel named Chairman of BGC Group’s Board of Directors

Brandon Lutnick will also join the Board

NEW YORK, NY – February 18, 2025 – BGC Group, Inc. (Nasdaq: BGC) (“BGC” or “the Company”), a leading global brokerage and financial technology company, today announced Stephen Merkel has been named Chairman of the Board of Directors. Howard W. Lutnick, who was confirmed today by the United States Senate as the 41st Secretary of Commerce, has stepped down as Chief Executive Officer and Chairman of the Board of BGC.

Mr. Merkel, who has been with BGC since its founding, will also retain his current roles as Executive Vice President and General Counsel. Brandon Lutnick will also join as a member of the Board.

“Stephen has been one of my closest advisors for more than 30 years,” said Howard Lutnick. “He is an outstanding leader who understands the core of our firm. With his experience and dedication to the Company, I am confident he will successfully help lead BGC’s continued growth and excellence, as I take on a new role serving the American people.”

“I am honored and humbled by both Howard’s recommendation and the Board’s appointment,” said Mr. Merkel. “I am excited to continue working alongside the Board and John, JP, and Sean to drive the Company’s strategic vision forward. We are immensely grateful for Howard’s unwavering support for our employees, clients, and community over the past four decades and have no doubt the American people will benefit from his invaluable expertise.”

In separate releases, BGC today announced additional Executive and Board changes. Please visit ir.bgcg.com.

BIOGRAPHIES

Stephen Merkel is Chairman of the Board of Directors of BGC Group, Inc. and is Executive Vice President and General Counsel. He is also on the Board of Directors of BGC Group’s FMX business. Additionally, he is Executive Vice Chairman, Executive Managing Director, and General Counsel for the Cantor Fitzgerald, L.P. group of companies, which includes BGC Group, Inc., Cantor Fitzgerald & Co., and Newmark Group, Inc.

Prior to joining Cantor Fitzgerald in 1993, Mr. Merkel was Vice President and Assistant General Counsel at Goldman Sachs & Co., dedicated to the J. Aron Division. Before that, he was an associate with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. He also served as a law clerk for the Honorable Irving R. Kaufman of the U.S. Court of Appeals for the Second Circuit. Mr. Merkel received a Bachelor’s degree with a major in History and Sociology of Science from the University of Pennsylvania and received his law degree from the University of Michigan Law School.

Mr. Merkel is currently on the Board of Trustees for the Brooklyn Botanic Garden and on the Board of Directors of the Brooklyn Bridge Park Corporation. He was a founding member of the Wholesale Markets Brokers’ Association for the Americas. Mr. Merkel lives with his wife, Robin Shanus, and has three adult children, David, Gabe and Leo.

Brandon Lutnick is the Chairman of Cantor Fitzgerald, L.P. and is a member of the Board of Directors of BGC Group, Inc.

Most recently, Mr. Lutnick worked as an Executive at Cantor Fitzgerald, driving the firm’s corporate strategy and overseeing projects related to the company and its affiliates. He also serves as the Chairman and Chief Executive Officer for Cantor Fitzgerald’s Special Purpose Acquisition Companies, including Cantor Equity Partners, Inc. and Cantor Equity Partners I, Inc.

Mr. Lutnick joined Cantor in 2022 in equity sales and trading. He began his career as a credit analyst at Oak Hill Advisors.

Mr. Lutnick graduated with a Bachelor of Science in Symbolic Systems from Stanford University.

About BGC Group, Inc.

BGC Group, Inc. (Nasdaq: BGC) is a leading global marketplace, data, and financial technology services company for a broad range of products, including fixed income, foreign exchange, energy, commodities, shipping, equities, and now includes the FMX Futures Exchange. BGC’s clients are many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms.

BGC and leading global investment banks and market making firms have partnered to create FMX, part of the BGC Group of companies, which includes a U.S. interest rate futures exchange, spot foreign exchange platform and the world’s fastest growing U.S. cash treasuries platform.

For more information about BGC, please visit www.bgcg.com.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

MEDIA CONTACT:

Erica Chase

erica.chase@bgcg.com

+1 212-610-2419

INVESTOR CONTACT:

Jason Chryssicas

+1 212-610-2426